UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Offering

On November 20, 2022, First Wave BioPharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue, in a private placement (the “Offering”), an aggregate of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,166,667 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) common warrants (the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”), to purchase up to an aggregate of 8,333,334 shares of Common Stock (the “Common Warrant Shares” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”) at a purchase price of $0.5999 per Pre-Funded Warrant and accompanying Common Warrant.

The Offering is expected to close on November 22, 2022, subject to the satisfaction of customary closing conditions.

The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Offering and the issuance of the Common Warrant Shares are subject to stockholder approval under Nasdaq rules (the “Stockholder Approval”). The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Common Warrants have an exercise price of $0.7685 per share, will be exercisable upon Stockholder Approval and will expire five and one-half years from the initial exercise date.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering, the Company agreed to pay the Placement Agent a cash fee of approximately $175,000 (equal to 7.0% of the aggregate gross proceeds raised in the Offering) and payment of certain expenses and legal fees.

The Company expects to receive gross proceeds of approximately $2.5 million from the Offering, before deducting the Placement Agent fees and other Offering expenses. The Company intends to use the net proceeds from the Offering for working capital purposes.

In connection with the Offering, on November 20, 2022, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Warrant Shares. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement covering the Warrant Shares with the Securities and Exchange Commission (the “SEC”) on or before December 5, 2022 and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC by January 4, 2023.

The Purchase Agreement, the Registration Rights Agreement and the forms of Pre-Funded Warrant and Common Warrant are attached as Exhibits 10.1, 10.2, 4.1 and 4.2 hereto, respectively. The description of the terms of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrant and the Common Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Warrant Amendment

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Purchaser pursuant to which the Company agreed to amend the Purchaser’s existing warrants to purchase up to 3,736,990 shares of Common Stock at a weighted average exercise price of $4.21 per share (the “Existing Warrants”), in consideration for such Purchaser’s purchase of $2.5 million of securities in the Offering (the “Purchase Commitment”), to (i) lower the exercise price of the Existing Warrants to $0.7685 per share and (ii) extend the termination date of the Existing Warrants until the five and one-half year anniversary of the Stockholder Approval (the “Warrant Amendment”), effective upon the consummation of the Offering and confirmation by the Placement Agent that the Purchaser has satisfied the Purchase Commitment. The Warrant Amendment will be effective upon the date of Stockholder Approval and the satisfaction of the other terms specified in the Warrant Amendment Agreement.

The form of the Warrant Amendment Agreement is attached as Exhibit 4.3 hereto. The foregoing summary of the terms of the Warrant Amendment Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

On November 20, 2022, the Company issued a press release disclosing the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Neither the disclosures in this Form 8-K nor the press release shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Warrant Shares pursuant to the same exemption. The description of the Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. Forms of the Pre-Funded Warrant and Common Warrant have been filed as exhibits to this Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Warrant Amendment Agreement
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated November 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

November 22, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer